Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-03192, 333-48069 and 333-48073) of Virbac Corporation of our report dated March 31, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
March 31, 2006